UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021 (February 11 2021)

LUCKWEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Cambridge Park Drive, Suite 301,Cambridge	MA 02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code +1 (617) 430 5222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On February 11, 2021, the board of directors of Luckwel Pharmaceuticals, Inc. “the Company”) determined that it was in the best interest of the Company to convert $1.2 million of the $1,269,580.15 the Company currently owes to Mr. Kingrich Lee, the Company’s Chief Executive Officer, into 3,000,000 restricted shares of its common stock, par value , par value $0.01 per share at $0.40 per share.

The issuance of Company common stock to Mr. Lee will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act, as amended and Rule 506 of Regulation D promulgated thereunder. Mr. Lee has represented to the Company that he (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

Further, the Company is relying on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation S under the Securities Act for purposes of the private placement of the shares of common stock as such shares have not been offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) or persons in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKWEL PHARMACEUTICALS INC.

Date: February 11, 2021		/s/ Kingrich Lee
	Name:	Kingrich Lee
	Title:	Chief Executive Officer and Chief Financial Officer